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EXHIBIT 11.1 COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                      Three Months Ended        Nine Months Ended
                                                         September 30,             September 30,
                                                    ------------------------  ------------------------
                                                       1997         1996          1997         1996
                                                    -----------  -----------  ------------  ----------
Primary:
  Weighted average common shares
   outstanding..................................       13,000      11,619        12,998       8,855
  Net effect of dilutive stock options based
   on the treasury stock method using
   average market price.........................          378          --           378          --
                                                     --------     -------      --------     -------
Totals..........................................       13,378      11,619        13,376       8,855
                                                     ========     =======      ========     =======
Net income (loss) attributable to common
  shares........................................     $    707     $(1,836)     $    (57)    $(6,211)
                                                     ========     =======      ========     =======
Per share amount................................     $    .05     $ (0.16)     $   0.00     $ (0.70)
                                                     ========     =======      ========     =======
Fully Diluted:
Weighted average common shares
   outstanding..................................       13,000                    12,998
Net effect of dilutive stock options
   based on the treasury stock method using
   quarter-end market price which is greater
   than average market price....................          383                       383
                                                     --------                  --------
Totals..........................................       13,383                    13,381
                                                     ========                  ========
Net income (loss) attributable to common
 shares.........................................     $    707                  $    (57)
                                                     ========                  ========

Per share amount................................     $   0.05                  $   0.00
                                                     ========                  ========
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